UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2016

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The text set forth in Item 8.01 below regarding the convertibility of the 2010 Notes is incorporated into this section by reference.

Item 8.01 Other Events.

On April 8, 2016, CSG Systems International, Inc. (“CSG”) repurchased $66 million aggregate principal amount of its 3.0% Senior Subordinated Convertible Notes due 2017 (the “2010 Convertible Notes”) for approximately $126 million.   The purchase price was based on the average daily volume weighted-average prices of CSG’s common stock over a 20 trading day period beginning on March 10, 2016, and was paid with a portion of the net proceeds from CSG’s offering of $230 million of 4.25% Convertible Senior Notes due 2036, that were issued March 15, 2016 (the “2016 Convertible Notes”).

This brings the total repurchases of 2010 Convertible Notes to date to $106 million of the original aggregate principal balance of $150 million, for a total repurchase amount of approximately $199 million. CSG agreed to repurchase the $106 million 2010 Convertible Notes in conjunction with the issuance of the 2016 Convertible Notes.

After these repurchases, the par value of the remaining outstanding 2010 Convertible Notes is $44 million.  Pursuant to the terms of the Indenture, prior to September 1, 2016, holders of the 2010 Convertible Notes can convert their securities at any time in the fiscal quarter following the period in which the price of CSG’s common stock trades over 130% of the conversion price for at least 20 consecutive trading days in the last 30 trading days of a fiscal quarter.  As of March 16, 2016, the closing price of CSG’s common stock exceeded 130% of the conversion price for the required period, thus allowing for the remaining 2010 Convertible Notes to continue to be convertible at the holder’s option through the fiscal quarter ending June 30, 2016.  The conversion price is currently $22.83, or 43.8047 shares per $1,000.

Upon any conversion of the 2010 Convertible Notes, CSG will settle its conversion obligation as follows:  (i) it is required to pay cash for 100% of the par value of the 2010 Convertible Notes that are converted; and (ii) to the extent the value of its conversion obligation exceeds the par value, it can satisfy the remaining conversion obligation in its common stock, cash, or any combination of its common stock and cash, at the discretion of CSG.

On April 11, 2016, CSG issued a press release to announce the repurchase of $66 million aggregate principal amount of its 2010 Convertible Notes. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of CSG Systems International, Inc. dated April 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 11, 2016

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Rolland B. Johns
Rolland B. Johns,
Chief Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

99.1Press release of CSG Systems International, Inc. dated April 11, 2016

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